Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-4 of our report dated August 15, 2023, relating to the financial statements of Ares (USA) Smart Industries Inc. for the years ended December 31, 2022 and 2021, and to all references to our firm included in this registration statement.

/s/ B F Borgers CPA PC

Certified Public Accountants

Lakewood, CO

February 12, 2024